Exhibit (23)

BROWN,
EDWARDS &
COMPANY, L.L.P.
Certified Public Accountants








                            CONSENT OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM



     We consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (No. 333-134582) of FNB Corporation of our report dated February 6, 2007 related to the consolidated balance sheets of FNB Corporation and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2006, and our report dated February 6, 2007, with respect to management's report on internal control over financial reporting and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of FNB Corporation for the year ended December 31, 2006.


                                        /s/Brown, Edwards & Company, L.L.P.
                                           CERTIFIED PUBLIC ACCOUNTANTS



Christiansburg, Virginia
March 9, 2007









        Providing Professional Business Advisory & Consulting Services

    100 Arbor Drive, Suite 108   Christiansburg, VA 24073   540-381-9333
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